Exhibit 10.1

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of November 18, 2019, by and among Acacia Research Corporation, a Delaware corporation, with headquarters located at 120 Newport Center Drive, Newport Beach, California 92660 (the “Company”), Starboard Value LP (the “Designee”) and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B. The Company has authorized a new series of (i) convertible preferred stock of the Company designated as Series A Convertible Preferred Stock (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the “Preferred Shares”), the terms of which are set forth in the certificate of designation for the Preferred Shares in the form attached hereto as Exhibit A (the “Certificate of Designations”), which Preferred Shares shall be convertible into the Company’s common stock, par value $0.001 per share (the “Common Stock”), in accordance with the terms of the Certificate of Designations (as converted, collectively, the “Conversion Shares”), (ii) senior secured notes of the Company, in the form attached hereto as Exhibit B (the “Notes”), (iii) warrants, in the form attached hereto as Exhibit C-1 (the “Series A Warrants”), which Series A Warrants shall be exercisable into shares of Common Stock (as exercised, collectively, the “Series A Warrant Shares”) and (iv) warrants, in the form attached hereto as Exhibit C-2 (the “Series B Warrants”, and together with the Series A Warrants, the “Warrants”), which Series B Warrants shall be exercisable into shares of Common Stock (as exercised, collectively, the “Series B Warrant Shares”, and together with the Series A Warrant Shares, the “Warrant Shares”).

C. Each Buyer wishes to purchase, and the Company wishes to sell at the Initial Closing (as defined below), upon the terms and conditions stated in this Agreement, (i) that aggregate number of Preferred Shares set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers attached hereto (which aggregate number for all Buyers shall be 350,000) and (ii) Series A Warrants representing the right to acquire that number of shares of Common Stock (which aggregate number for all Buyers shall be Series A Warrants to initially purchase 5,000,000 Series A Warrant Shares) set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers.

D. Each Buyer wishes to purchase, and the Company wishes to sell at the Series B Warrant Closing (as defined below), upon the terms and conditions stated in this Agreement, Series B Warrants representing the right to acquire that number of shares of Common Stock (which aggregate number for all Buyers shall be Series B Warrants to initially purchase 100,000,000 Series B Warrant Shares) allocated in such amounts among the Buyers and/or its Affiliates as designated by the Designee.

E. Subject to the terms and conditions set forth in this Agreement, the Designee may, in its sole and absolute discretion, elect to purchase and allocate among one or more of its Affiliates (as such term is defined in Rule 405 of the 1933 Act), and the Company will then sell at one or more Additional Closing(s) (as defined below), Notes upon the terms and conditions stated in this Agreement.

F. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit D (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

G. The Notes will be guaranteed (the “Guarantees”) by certain direct and indirect Subsidiaries (as defined in Section 3(a)) of the Company, currently formed or formed in the future (the “Guarantors”), as evidenced by a guarantee agreement, in the form attached hereto as Exhibit E (as amended or modified from time to time in accordance with its terms, the “Guarantee Agreement”), and will rank senior to all outstanding and future Indebtedness (as defined in the form of Notes) of the Company and the Guarantors except as set forth in the Notes, and will be secured by a first priority perfected security interest (subject to Permitted Liens under and as defined in the Notes) in all of the current and future assets of the Company and the Guarantors, as evidenced by a pledge and security agreement, in the form attached hereto as Exhibit F, (as amended or modified from time to time in accordance with its terms, the “Security Agreement”).

H. The Preferred Shares, the Conversion Shares, the Notes, the Guarantees, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities”.

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF PREFERRED SHARES, NOTES AND WARRANTS.

(a) Purchase of Preferred Shares, Notes and Warrants.

(i) Initial Closing. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a) below as provided therein, the Company shall sell and issue to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Initial Closing Date (as defined below) (i) the number of Preferred Shares as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers and (ii) Series A Warrants to initially acquire up to that number of Series A Warrant Shares as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers (the “Initial Closing”).

(ii) Series B Warrant Closing. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(b) and 7(b) below as provided therein, the Company shall sell and issue to each Buyer and/or any Affiliate of any such Buyer designated by the Designee, in its sole and absolute discretion, each of which shall then become a “Buyer” hereunder pursuant to Section 9(g), and each such Buyer severally, but not jointly, agrees to purchase from the Company on the Series B Warrant Closing Date (as defined below) Series B Warrants to initially acquire up to an aggregate of 100,000,000 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Common Stock occurring after the date hereof). The Designee shall, in its sole and absolute discretion, determine how to allocate the Series B Warrants to be purchased at the Series B Warrant Closing among one or more of its Affiliates, each of which shall then become a “Buyer” hereunder pursuant to Section 9(g), as long as the aggregate amount of Series B Warrants shall not exceed the right to acquire 100,000,000 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Common Stock occurring after the date hereof) (the “Series B Warrant Closing”).

(iii) Additional Closing. In the event an Investment (as defined in the form of Notes) by the Company or any wholly-owned Subsidiary of the Company that is a Guarantor has been identified by the Company and the Designee that will be funded, in whole or in part, through the purchase of Notes pursuant to the terms and conditions set forth in this Agreement (such Investment, an “Approved Investment”), the Designee may, in its sole and absolute discretion, elect to purchase and allocate among one or more of its Affiliates, each of which shall then become a “Buyer” hereunder pursuant to Section 9(g), subject to the satisfaction (or waiver) of the conditions set forth in Section 7(c) below, on one or more occasions (each an “Additional Closing” and together with the Initial Closing and the Series B Warrant Closing, each a “Closing”), and the Company will then be required to issue and sell to such Buyer, subject to the satisfaction (or waiver) of the conditions set forth in Section 6(c) below, on one or more Additional Closing Date(s) (as defined below), Notes in an aggregate principal amount as is requested by the Designee, which principal amount for all Buyers in any Additional Closings shall not exceed the lower of (x) the amount of the applicable Approved Investment and (y) $365,000,000, together with any other Notes purchased by Buyers prior to the applicable date of determination (the lesser of (x) and (y), the “Maximum Amount”). The Designee shall, in its sole and absolute discretion, determine how to allocate the principal amount of Notes to be purchased at any Additional Closing among one or more of its Affiliates, each of which shall then become a “Buyer” hereunder pursuant to Section 9(g), as long as the aggregate principal amount of such Notes shall not exceed the Maximum Amount. In the process of identifying an Approved Investment, the Company shall (i) unless an Affiliate of the Designee then serves as a director or observer on the Company’s Board of Directors (the “Board”), notify the Designee in writing of a prospective Approved Investment at least thirty (30) days prior to entering into definitive agreements with respect to such Approved Investment, (ii) offer the Designee or any of its Affiliates to sign a confidentiality agreement in a form and substance that is reasonably acceptable to such parties in order to enable the Designee or any of its Affiliates to assist in the due diligence process of the Company with respect to such Approved Investment and (iii) consult with the Designee in good faith while conducting due diligence with respect to such Approved Investment. The Company shall cooperate with the Designee in good faith in electing whether to propose any potential investment to the Designee to be an Approved Investment. In addition to potential investments proposed as Approved Investments, the Company shall be required to present to the Designee any Investment that, alone or in a series of related transactions, exceeds $100,000,000, such that the Designee shall have the right to designate any such Investment as an Approved Investment (notwithstanding anything to the contrary in the definition thereof).

(b) Closing Date.

(i) Initial Closing Date. The date and time of the Initial Closing (the “Initial Closing Date”) shall be 8:00 a.m., New York City time, on the date hereof (or such other date and time as is mutually agreed to in writing (including, for these purposes, by electronic mail) by the Company and each Buyer) after notice of satisfaction (or waiver) of the conditions to the Initial Closing set forth in Sections 6(a) and 7(a) below as provided therein at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022. The location of the Initial Closing may be undertaken remotely by electronic transfer of Closing documentation upon mutual agreement among the Company and the Buyers.

(ii) Series B Warrant Closing Date. The date and time of the Series B Warrant Closing (the “Series B Warrant Closing Date”) shall be a date and time promptly following the date that the Company obtains Stockholder Approval (as defined below), but, in any event, no later than five (5) Business Days following the date the Company obtains Stockholder Approval (or such other date and time as is mutually agreed to in writing (including, for these purposes, by electronic mail) by the Company and each Buyer) after notice of satisfaction (or waiver) of the conditions to the Series B Warrant Closing set forth in Sections 6(b) and 7(b) below as provided therein at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022. The location of the Series B Warrant Closing may be undertaken remotely by electronic transfer of Closing documentation upon mutual agreement among the Company and the Buyers. As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(iii) Additional Closing Date. The date and time of any Additional Closing (an “Additional Closing Date” and collectively with the Initial Closing Date and the Series B Warrant Closing Date, each a “Closing Date”) shall be 8:00 a.m., New York City time, on the date specified in any Additional Closing Notice (as defined below) (or such other date and time as is mutually agreed to in writing (including, for these purposes, by electronic mail) by the Company and the Designee) after notification of satisfaction (or waiver) of the conditions to such Additional Closing set forth in Sections 6(c) and 7(c) below. The Company shall deliver a written notice to the Designee setting forth the date it intends to publicly announce an Approved Investment, which announcement date shall at least be four (4) Business Days (as defined below) from the date the Designee receives such notice. If the Designee elects, in its sole and absolute discretion, to cause one or more of its Affiliates, each of which shall then become a “Buyer” hereunder pursuant to Section 9(g), to purchase Notes, such Buyer shall deliver a written notice (the “Additional Closing Notice”) to the Company prior to the public announcement by the Company of the applicable Approved Investment indicating (1) the aggregate principal amount of Notes such Buyer has elected to purchase which shall not exceed the Maximum Amount and (2) the date of such Additional Closing, which shall occur concurrently with the closing of the applicable Approved Investment. The location of any Additional Closing shall be at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022. The location of each Additional Closing may be undertaken remotely by electronic transfer of Closing documentation upon mutual agreement among the Company and the Buyers.

(c) Purchase Price. The aggregate purchase price for the Preferred Shares and the Series A Warrants to be purchased by each Buyer at the Initial Closing (the “Initial Purchase Price”) shall be the amount set forth opposite each Buyer’s name in column (5) of the Schedule of Buyers (less any amounts withheld pursuant to Section 4(g)). The aggregate purchase price for the Series B Warrants to be purchased by each Buyer at the Series B Warrant Closing (the “Series B Warrant Purchase Price”) shall be the product of the number of Series B Warrants to be purchased by such Buyer and $0.046 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Common Stock occurring after the date hereof) (less any amounts withheld pursuant to Section 4(g)). The aggregate purchase price for the Notes to be purchased by each Buyer at an Additional Closing (the “Additional Purchase Price”, and together with the Initial Purchase Price and the Series B Warrant Purchase Price, the “Purchase Price”) shall be the amount set forth in the applicable Additional Closing Notice (less any amounts withheld pursuant to Section 4(g)). Each Buyer shall pay (x) $100 for each Preferred Share and related Series A Warrant, (y) $100 for each $100 of principal amount of Notes and (z) $0.046 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Common Stock occurring after the date hereof) for each Series B Warrant, in each case, to be purchased by such Buyer at the applicable Closing. The Buyers and the Company mutually agree to treat the Preferred Shares as Common Stock of the Company for U.S. federal income tax purposes. All Preferred Shares and Initial Purchase Prices set forth in this Agreement shall be adjusted as appropriate for any stock dividend, stock split, stock combination, reclassification or other similar transaction relating to the Preferred Shares occurring after the date hereof.

(d) Form of Payment. On the Initial Closing Date, (i) the Designee shall cause each Buyer to pay its respective Initial Purchase Price (less any amounts withheld pursuant to Section 4(g)) for the Preferred Shares and the Series A Warrants to be sold to such Buyer at the Initial Closing by wire transfer of immediately available funds to the Escrow Account (as defined in Section 4(u)(i)) in accordance with the wire instructions as set forth in the Escrow Agreement (as defined in Section 4(u)(i)) and (ii) the Company shall (x) issue to each Buyer in book-entry form such number of applicable Preferred Shares and deliver to Buyer a copy from the Company’s books and records evidencing such issuance and (y) issue and deliver to each Buyer the Series A Warrants (allocated in such amounts as set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers attached hereto), in each case, which such Buyer is then purchasing hereunder, duly executed on behalf of the Company and registered in the name of such Buyer or its designee. On the Series B Warrant Closing Date, (i) each Buyer shall pay its respective Series B Warrant Purchase Price (less any amounts withheld pursuant to Section 4(g)) to the Company for the Series B Warrants to be issued and sold to such Buyer at the Series B Warrant Closing by wire transfer of immediately available funds in accordance with the Company’s written wire instructions on Company letterhead signed by an authorized representative of the Company and (ii) the Company shall issue and delivery to each Buyer the Series B Warrants (allocated in such amounts as designated by the Designee), which such Buyer is then purchasing hereunder, duly executed on behalf of the Company and registered in the name of such Buyer or its designee. On each Additional Closing Date, (i) each Buyer shall pay its respective Additional Purchase Price (less any amounts withheld pursuant to Section 4(g)) to the Company for the Notes to be issued and sold to such Buyer at such Additional Closing by wire transfer of immediately available funds in accordance with the Company’s written wire instructions on Company letterhead signed by an authorized representative of the Company and (ii) the Company shall deliver to each Buyer the Notes (allocated in the principal amounts as such Buyer shall request), which such Buyer is then purchasing hereunder, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2. BUYER’S REPRESENTATIONS AND WARRANTIES. Each applicable Buyer, severally and not jointly, represents and warrants with respect to only itself that, as of the date hereof and as of each applicable Closing Date:

(a) Organization and Qualification. Such Buyer is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. Such Buyer is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect. As used in this Agreement, “Buyer Material Adverse Effect” means any effect, change, event or occurrence that would prevent or materially delay, interfere with, hinder or impair (i) the consummation by such Buyer of any of the transactions contemplated hereby on a timely basis or (ii) the material compliance by such Buyer with its obligations under the Transaction Documents (as defined in Section 3(b)).

(b) Consents. Other than any filing required to be made pursuant to Sections 13 and/or Section 16 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), such Buyer is not required to obtain any consent, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other Person (as defined below) in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which such Buyer is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Initial Closing Date, or shall timely be made thereafter, and such Buyer is unaware of any facts or circumstances that might prevent such Buyer from obtaining or effecting any of the consent, registration, application or filings pursuant to the preceding sentence.

(c) Sufficient Funds. At the applicable Closing, such Buyer will have immediately available funds necessary to consummate the purchase of the applicable Securities and pay to the Company the applicable Purchase Price for such Securities, as contemplated by Section 1(c).

(d) No Public Sale or Distribution. Such Buyer is (i) acquiring the Preferred Shares, the Series A Warrants, the Notes, if any, and the Series B Warrants, if any, and (ii) upon exercise of the Warrants (other than pursuant to a Cashless Exercise (as defined in the Warrants)) will acquire the Warrant Shares, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership (limited or general), a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(e) Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. Such Buyer (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment with respect to the Preferred Shares, Warrants and Notes and (ii) can bear the economic risk of (A) an investment in the Securities indefinitely and (B) a total loss in respect of such investment. As of the date hereof and the Initial Closing Date, such Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and such Buyer is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act).

(f) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(g) Information. Such Buyer and its advisors, if any, have been furnished with or had access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(h) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(i) Authorization; Validity; Enforcement. Such Buyer has the requisite power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement. The execution and delivery of this Agreement and the Registration Rights Agreement by such Buyer and the consummation by such Buyer of the transactions contemplated hereby and thereby have been duly authorized by such Buyer. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(j) General Solicitation. To such Buyer’s knowledge, neither the Company nor any other Person offered to sell the Securities to it by means of any form of general solicitation or advertising, including but not limited to: (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(k) Brokers; Finders. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisors or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the transactions contemplated by the Transaction Documents based upon arrangements made by or on behalf of such Buyer.

(l) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and rules and regulations) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such violations, conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(m) No Other Company Representations or Warranties. The Buyer acknowledges and agrees that neither the Company nor any of its Subsidiaries makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3. In connection with the due diligence investigation of the Company by such Buyer and its representatives, such Buyer and its representatives have received and may continue to receive from the Company and its representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information containing such information, regarding the Company and its Subsidiaries and their respective businesses and operations. Such Buyer hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which such Buyer is familiar, that such Buyer is making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to such Buyer (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and that except for the representations and warranties made by the Company in Section 3 and in any certificate or other Transaction Document delivered by the Company in connection with this Agreement, such Buyer will have no claim against the Company or any of its Subsidiaries, or any of their respective representatives, with respect thereto.

(n) No Additional Agreements. No Buyer has any agreement or understanding with the Company or any of its Subsidiaries with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that, as of the date hereof and as of each Closing Date, except as contemplated by the Transaction Agreements or disclosed in all reports, schedules, forms, statements and other documents required to be filed and so filed by it with, or furnished by it to, the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed or furnished prior to such Closing Date, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”) other than any risk factor disclosures in any such SEC Document contained in the “Risk Factors” section or any forward-looking statements within the meaning of the 1933 Act or the 1934 Act:

(a) Organization and Qualification. Each of the Company and each of its “Subsidiaries” (which for purposes of this Agreement means any joint venture or entity in which the Company, directly or indirectly, owns any of the capital stock or holds an equity or similar interest) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on or affecting (i) the business, properties, assets, liabilities, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, taken as a whole, or (ii) on the Company’s ability to consummate any of the transactions contemplated hereby or on the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or (iii) on the authority or ability of the Company to perform its obligations under the Transaction Documents. The Company has no Subsidiaries except as set forth on Schedule 3(a) other than any Subsidiaries that, collectively, had total revenues for each of the year ended December 31, 2018 and the nine months ended September 30, 2019 that were less than 1% of the consolidated revenues of the Company and its Subsidiaries and total assets as of each of December 31, 2018 and as of the date hereof and as of each Closing Date that were less than 1% of the consolidated assets of the Company and its Subsidiaries; provided, that, with respect to clause (i), none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: (A) changes in the patent assertion industry in which the Company or its Subsidiaries operate; (B) changes in the general economic or business conditions within the U.S. or other jurisdictions; (C) general changes in the economy or securities, credit, financial or other capital markets of the U.S. or any other region outside of the U.S. (including changes generally in prevailing interest rates, currency exchange rates, credit markets and price levels or trading volumes); (D) earthquakes, fires, floods, hurricanes, tornadoes or similar catastrophes or acts of god or weather conditions, (E) political conditions, including acts of terrorism, war, sabotage, national or international calamity, military action or any other similar event or any change, escalation or worsening thereof after the date hereof; (F) any change in GAAP (as defined in Section 3(l)) or any change in laws (or interpretation or enforcement thereof); and (G) the execution of this Agreement or the public disclosure of this Agreement or the transactions contemplated hereby; provided that a material adverse effect described in any of the foregoing clauses (A) through (F) may be taken into account to the extent the Company and its Subsidiaries are disproportionately affected thereby relative to other similarly-sized companies in the patent assertion industry in which the Company and its Subsidiaries operate.

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Certificate of Designations, the Notes, the Warrants, the Registration Rights Agreement, the Escrow Agreement, the Transfer Agent Instructions (as defined in Section 5(b)), the Security Documents (as defined below), the Governance Agreement in the form attached hereto as Exhibit H (the “Governance Agreement”), any Joinder Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Preferred Shares, the Notes and the Warrants, and the reservation for issuance and the issuance of the Conversion Shares issuable pursuant to the terms of the Certificate of Designations, and the reservation for issuance and issuance of Warrant Shares issuable upon exercise of the Warrants have been duly authorized by the Board. The Certificate of Designations has been filed with the Secretary of the State of Delaware and is in full force and effect, enforceable against the Company in accordance with its terms and has not been amended. This Agreement and the other Transaction Documents applicable to such Closing have been (or will be, upon execution) duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. Each of the Guarantors party to any of the Transaction Documents has the requisite power and authority to enter into and perform its obligations under such Transaction Documents. The execution and delivery by the Guarantors party to any of the Transaction Documents of such Transaction Documents and the consummation by such Guarantors of the transactions contemplated thereby have been duly authorized by such

Guarantors’ respective boards of directors (or other applicable governing body). The Transaction Documents to which any of the Guarantors are parties have been duly executed and delivered by such Guarantors, and constitute the legal, valid and binding obligations of such Guarantors, enforceable against them in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. For purposes of this Agreement, the term “Security Documents” means the Guarantee Agreement, the Security Agreement, the Perfection Certificate, any account control agreement, any and all financing statements, fixture filings, security agreements, pledges, assignments, mortgages, deeds of trust, opinions of counsel, and all other documents requested by the Collateral Agent (as defined in Section 4(t)) to create, perfect, and continue perfected or to better perfect the Collateral Agent’s security interest in and liens on all of the assets of the Company and each of the Guarantors (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), and in order to fully consummate all of the transactions contemplated hereby and under the other Transaction Documents.

(c) Issuance of Securities. The issuance of the Preferred Shares, the Notes, the Guarantees and the Warrants are duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, shall be validly issued and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof and the Preferred Shares shall be fully paid and nonassessable with the holders thereof being entitled to the rights and preferences set forth in the Certificate of Designations. As of the Initial Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds the sum of (i) 130% of the initial number of Conversion Shares issuable upon conversion of the Preferred Shares (assuming for purposes hereof, that the Preferred Shares are convertible at the Conversion Rate (as defined in the Certificate of Designations) and without taking into account any limitations on the conversion of the Preferred Shares set forth in the Certificate of Designations) and (ii) 130% of the initial number of Series A Warrant Shares issued and issuable upon exercise of the Series A Warrants and without taking into account any limitations on the exercise of the Series A Warrants set forth in the Series A Warrants. As of the Series B Warrant Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance, with respect to the Series B Warrants, which equals or exceeds 130% of the initial number of Series B Warrant Shares issued and issuable upon exercise of the Series B Warrants and without taking into account any limitations on the exercise of the Series B Warrants set forth in the Series B Warrants. As of the date hereof, there are 49,656,695 shares of Common Stock authorized and unissued. Upon issuance in accordance with the Certificate of Designations and exercise of the Warrants in accordance with the Warrants, the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company and the Guarantors of the Securities is exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and any of the Guarantors parties to any of the Transaction Documents and the consummation by the Company and any of the Guarantors of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Shares, the Notes, the Guarantees and the Warrants and reservation for issuance and subsequent issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined in Section 3(u)) or Bylaws (as defined in Section 3(u)), any memorandum of association, certificate of incorporation, certificate of formation, bylaws, any certificate of designations or other constituent documents of the Company or any of the Guarantors, any capital stock of the Company or any of the Guarantors or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of the Guarantors is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Nasdaq Global Select Market (the “Principal Market”)) applicable to the Company or any of the Guarantors or by which any property or asset of the Company or any of the Guarantors is bound or affected, other than, in the cases of the foregoing clauses (ii) and (iii), such conflicts, defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e) Consents. Neither the Company nor any of the Guarantors is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any Federal or state regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof, except for the following consents, authorizations, orders, filings and registrations (none of which is required to be filed or obtained before the Initial Closing): (i) the filing of appropriate UCC financing statements with the appropriate states and other authorities pursuant to the Security Documents, (ii) the filing with the SEC of a Form D and one or more registration statements in accordance with the requirements of the Registration Rights Agreement and any filings as may be required by state securities agencies, (iii) the Stockholder Approval (as defined below) and (iv) such consents, authorizations, orders, filings and registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All consents, authorizations, orders, filings and registrations which the Company or any of the Guarantors is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Initial Closing Date (or in the case of the filings detailed above, will be made timely after the Closing Date), and the Company and the Guarantors are unaware of any facts or circumstances that might prevent the Company or any of the Guarantors from obtaining or effecting any consent, registration, application or filings pursuant to the preceding sentence. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. The issuance by the Company of the Securities shall not have the effect of delisting or suspending the Common Stock from the Principal Market.

(f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g) No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Subsidiaries or Affiliates, nor, to the knowledge of the Company, any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against any liability, loss or expense (including, without limitation, attorney’s fees and other out-of-pocket expenses) arising in connection with such claim. As used in this Agreement, “knowledge of the Company” means the Company’s knowledge based on its reasonable due diligence.

(h) Brokers; Finders. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisors or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the transactions contemplated by the Transaction Documents based upon arrangements made by or on behalf of such the Company.

(i) No Integrated Offering. Neither the Company, nor any of its Subsidiaries, nor, to the knowledge of the Company, any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require the approval of the stockholders of the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market.

(j) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable pursuant to terms of the Certificate of Designations will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares pursuant to the terms of the Certificate of Designations in accordance with this Agreement, the Certificate of Designations is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(k) Application of Takeover Protections; Rights Agreement. The Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, interested stockholder, poison pill (including any distribution under a rights agreement (including, without limitation, Section 203 of the Delaware General Corporation Law and that certain Tax Benefits Preservation Plan dated as of March 16, 2019 by and between the Company and Computershare Trust Company, N.A., as rights agent, as amended (the “Plan”))) or other similar anti-takeover provision under the Certificate of Incorporation or other organizational documents or the laws of the state of Delaware which is or could reasonably be expected to become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities. Except as set forth in Article X of the Certificate of Incorporation and pursuant to the Plan, the Company has not adopted any other stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(l) SEC Documents; Financial Statements. Except as disclosed in Schedule 3(l), during the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof or prior to such Closing Date, as applicable, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC (or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the disclosures that are amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto at the time of the applicable filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied during the periods involved (“GAAP”) (except (i) as may be otherwise indicated in such financial statements or the notes thereto, (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements or (iii) as otherwise permitted by Regulation S-X and the other rules and regulations of the SEC) and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(m) Absence of Certain Changes. Except as disclosed in Schedule 3(m), since December 31, 2018, there has not been any Material Adverse Effect or any event, change or occurrence that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy insolvency, reorganization, receivership, liquidation or winding up nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the applicable Closing, will not be Insolvent (as defined below). For purposes of this Section 3(m), “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(n) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company, its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

(o) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any certificate of designations of any outstanding series of preferred stock of the Company (if any), its Certificate of Incorporation or Bylaws or their organizational charter or memorandum of association or certificate of incorporation or articles of association or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. During the two (2) years prior to the date hereof, the Common Stock has been designated for quotation on the Principal Market. During the two (2) years prior to the date hereof, (i) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (ii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(p) Compliance with Anti-Money Laundering Laws. To the knowledge of the Company, the operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws, rules and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the United States Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and the United States Money Laundering Control Act of 1986 (18 U.S.C. §§1956 and 1957), as amended, as well as the implementing rules and regulations promulgated thereunder, and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency or self-regulatory body (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(q) No Conflicts with Sanctions Laws. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, Affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries or Affiliates is, or is directly or indirectly owned or controlled by, a Person that is currently the subject or the target of any sanctions administered or enforced by the U.S. government including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Departments of State or Commerce and including, without limitation, the designation as a “Specially Designated National” or on the “Sectoral Sanctions Identifications List” (collectively, “Blocked Persons”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority (collectively, “Sanctions Laws”); neither the Company, any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, Affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries or Affiliates, is located, organized or resident in a country or territory that is the subject or target of a comprehensive embargo or Sanctions Laws prohibiting trade with the country or territory, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); the Company maintains in effect and enforces policies and procedures designed to ensure compliance by the Company and its Subsidiaries with applicable Sanctions Laws; none of the Company, any of its Subsidiaries, or, to the knowledge of the Company, any director, officer, employee, agent, Affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries or Affiliates, acting in any capacity in connection with the operations of the Company, conducts any business with or for the benefit of any Blocked Person or engages in making or receiving any contribution of funds, goods or services to, from or for the benefit of any Blocked Person, or deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to any applicable Sanctions Laws; no action of the Company or any of its Subsidiaries in connection with (i) the execution, delivery and performance of this Agreement and the other Transaction Documents, (ii) the issuance and sale of the Securities, or (iii) the direct or indirect use of proceeds from the Securities or the consummation of any other transaction contemplated hereby or by the other Transaction Documents or the fulfillment of the terms hereof or thereof, will result in the proceeds of the transactions contemplated hereby and by the other Transaction Documents being used, or loaned, contributed or otherwise made available, directly or indirectly, to any Subsidiary, joint venture partner or other person or entity, for the purpose of (i) unlawfully funding or facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions Laws, (ii) unlawfully funding or facilitating any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions Laws. For the past five (5) years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions Laws or with any Sanctioned Country.

(r) Anti-Bribery. Neither the Company nor any of the Subsidiaries has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock. Neither the Company, nor any of its Subsidiaries or Affiliates, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, or any of its Subsidiaries or Affiliates, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, to any employee or agent of a private entity with which the Company does or seeks to do business or to foreign or domestic political parties or campaigns, (iii) violated or is in violation of any provision of any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.K. Bribery Act 2010, or any other similar law of any other jurisdiction in which the Company operates its business, including, in each case, the rules and regulations thereunder (the “Anti-Bribery Laws”), (iv) taken, is currently taking or will take any action in furtherance of an offer, payment, gift or anything else of value, directly or indirectly, to any person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage or (v) otherwise made any offer, bribe, rebate, payoff, influence payment, unlawful kickback or other unlawful payment; the Company and each of its respective Subsidiaries has instituted and has maintained, and will continue to maintain, policies and procedures reasonably designed to promote and achieve compliance with the laws referred to in (iii) above and with this representation and warranty; none of the Company, nor any of its Subsidiaries or Affiliates will directly or indirectly use the proceeds of the Securities or lend, contribute or otherwise make available such proceeds to any subsidiary, Affiliate, joint venture partner or other person or entity for the purpose of financing or facilitating any activity that would violate the laws and regulations referred to in (iii) above; there are, and have been, no allegations, investigations or inquiries with regard to a potential violation of any Anti-Bribery Laws by the Company, its Subsidiaries or Affiliates, or, to the knowledge of the Company, any of their respective current or former directors, officers, employees, stockholders, representatives or agents, or other persons acting or purporting to act on their behalf.

(s) Sarbanes-Oxley Act. The Company is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(t) Transactions With Affiliates. Except as set forth on Schedule 3(t), none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, employee, trustee or partner, in each case that would require disclosure in an SEC filing made by the Company (if such filing were being made on the date hereof) pursuant to Item 404 of Regulation S-K under the 1934 Act.

(u) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which as of the date hereof, 50,343,305 shares are issued and outstanding, 5,119,992 shares are reserved for issuance pursuant to the Company’s stock incentive plans and no shares are reserved for issuance pursuant to securities (other than the aforementioned options, the Preferred Shares and the Series A Warrants) exercisable or exchangeable for, or convertible into, Common Stock; (ii) 10,000,000 shares of preferred stock, par value $0.001 per share, none of which are issued and outstanding as of the date hereof and (iii) there are 47,874,035 shares of Common Stock held by non-Affiliates of the Company. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. The Company has outstanding equity awards to employees with respect to 1,803,069 shares of Common Stock. Except as disclosed in Schedule 3(u): (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (viii) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company has furnished or made available to the Buyers true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for shares of Common Stock and the material rights of the holders thereof in respect thereto.

(v) Indebtedness and Other Contracts. Except as disclosed in Schedule 3(v), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Schedule 3(v) provides a detailed description of the material terms of any such outstanding Indebtedness.

(w) Absence of Litigation. Except with respect to any matters related to Intellectual Property Rights (as defined below) that occur in the ordinary course of the Company’s business as a purchaser, seller and enforcer of Intellectual Property Rights, there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in Schedule 3(w). The matters set forth in Schedule 3(w) would not reasonably be expected to have a Material Adverse Effect.

(x) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(y) Employee Benefits. The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and each Subsidiary would have any material liability; the Company and each Subsidiary has not incurred and does not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code; and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(z) Employee Relations.

(i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their respective employees are good. No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer or other key employee of the Company or any of its Subsidiaries, to the knowledge of the Company or any of its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(iii) To the knowledge of the Company and its Subsidiaries, (i) no allegations of sexual harassment have been made against any employee of the Company or any of its Subsidiaries, and (ii) none of the Company or its Subsidiaries has entered into any settlement agreements related to allegations of sexual harassment or misconduct by an employee of the Company or any of its Subsidiaries.

(aa) Title. Except with respect to any Intellectual Property Rights that occur in the ordinary course of the Company’s business as a purchaser, seller and enforcer of Intellectual Property Rights, the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except for Permitted Liens. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries. For purposes of this Agreement, “Intellectual Property Rights” means all intellectual property and proprietary rights, including all (i) trademarks, trade names, service marks, service names, domain names, and other designations of origin, together with all goodwill associated therewith, (ii) original works of authorship and copyrights, (iii) patents and patent applications, together with all divisionals, continuations, continuations-in-part, reissues and reexaminations thereof, including all rights to file applications for patent, (iv) trade secrets, know-how and other confidential information and (v) inventions, licenses, approvals and governmental authorizations.

(bb) Intentionally Omitted.

(cc) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval except where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(dd) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(ee) Investment Company Status. Neither the Company nor any Subsidiary is an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, in each case as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(ff) Tax Status. The Company and each of its Subsidiaries (i) has timely and properly made or filed all U.S. federal, state and foreign income and all other tax returns, reports and declarations (including, without limitation, any information return and any required schedules or attachments thereto) required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith by appropriate proceedings and for which adequate reserves have been established, and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim.

(gg) Internal Accounting and Disclosure Controls. The Company has established and maintains disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the 1934 Act) in accordance with Rule 13a-15 under the 1934 Act in all material respects. During the twelve months prior to the date hereof neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries, in each case which has not been subsequently remediated.

(hh) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(ii) Ranking of Notes. Except as set forth in Schedule 3(ii), no Indebtedness of the Company or any of its Subsidiaries is senior to or ranks pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(jj) Eligibility for Registration. The Company is eligible to register the Conversion Shares and the Warrant Shares for resale by the Buyers using Form S-3 promulgated under the 1933 Act.

(kk) Intentionally Omitted.

(ll) Intentionally Omitted.

(mm) U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, has ever been, and so long as any Securities are held by any of the Buyers, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Code and the Company and each Subsidiary shall so certify upon any Buyer’s request.

(nn) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(oo) No Additional Agreements. Neither the Company nor any of its Subsidiaries has any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(pp) Disclosure. All written disclosure provided to the Buyers regarding the Company, or any of its Subsidiaries, their businesses and the transactions contemplated hereby, including the disclosure schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(qq) Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1) of the 1933 Act.

(rr) Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ss) No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(tt) No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act (“Regulation D Securities”), none of the Company, any of its predecessors, any Affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

(uu) Intentionally Omitted.

(vv) Cash Balance. As of the date hereof and immediately prior to the Initial Closing, the Company has at least $160.0 million in cash.

(ww) No Other Buyer Representations and Warranties. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

4. COVENANTS.

(a) Reasonable Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following each Closing Date.

(c) Intentionally Omitted.

(d) Use of Proceeds. The Company intends to use the proceeds from the sale of the Securities for one or more Approved Investment(s).

(e) Intentionally Omitted.

(f) Intentionally Omitted.

(g) Fees. The Company shall reimburse each Buyer or its designee(s) (in addition to any other expense amounts paid to any Buyer or its counsel prior to the date of this Agreement) for all reasonable and documented costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents, due diligence and fifty percent (50%) of any fees payable by such Buyer or any of its designees with respect to any necessary filings, approvals and/or clearances under the HSR Act (as defined below) in connection therewith), which amount may be withheld by each Buyer from such Buyer’s Purchase Price for any Securities purchased at the Initial Closing or the applicable Additional Closing to the extent not previously reimbursed by the Company, which aggregate amount shall not exceed $650,000 without the prior approval of the Company. In addition, the Company shall pay to each Buyer purchasing Notes in the first Additional Closing occurring hereunder, an upfront fee in an amount equal to such Buyer’s pro rata portion, calculated based on the total Additional Purchase Prices paid by all such Buyers in such Additional Closing, of 1.25% of the maximum of $365,000,000 principal amount of Notes issuable under this Agreement, which amount may be withheld by each such Buyer from such Buyer’s Additional Purchase Price for the Notes purchased at the first Additional Closing occurring hereunder to the extent not previously paid by the Company. The Company shall be responsible for the payment of any placement agent’s fees or commissions, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions or other amounts payable to the Escrow Agent. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and reasonable and documented out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers. As used herein, “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.

(h) Transfer or Resale; Pledge of Securities. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel selected by such Buyer, in a form reasonably satisfactory to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (“Rule 144” and “Rule 144A”, respectively); (ii) any sale of the Securities made in reliance on Rule 144 or Rule 144A may be made only in accordance with the terms of Rule 144 or Rule 144A and further, if Rule 144 or Rule 144A is not applicable, any resale of the Securities under circumstances in which the seller (or the Person) through whom the sale is made may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided that an Investor and its pledgee shall be required to comply with the provisions of this Section 4(h) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation, at Investor’s sole expense, as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(i) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the first Business Day after this Agreement has been executed, the Company shall issue a press release and file a Current Report on Form 8-K, in each case, reasonably acceptable to the Buyers, describing the terms of the transactions contemplated by the Transaction Documents, in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules and exhibits to this Agreement), the form of Certificate of Designations, the form of Notes, the form of the Warrant, the Registration Rights Agreement, the Governance Agreement and the Security Documents as exhibits to such filing (including all attachments), the “8-K Filing”). Except as required pursuant to the Transaction Documents, the Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, Affiliates, employees and agents, not to, provide any Buyer that at the applicable time of determination does not have an Affiliate who serves on the Board, with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of such Buyer. Subject to the foregoing, neither the Company nor any of, its Subsidiaries shall issue any press releases or any other public statements with respect to the transactions contemplated hereby without the prior express written consent of each Buyer; provided, however, that the Company shall be entitled, without such prior approval of each Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and press release contemplated by this Section 4(i) and contemporaneously therewith and (ii) as is required by applicable law, regulation or any Eligible Market on which the Company’s securities are then listed or quoted (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Except for the Registration Statement required to be filed pursuant to the Registration Rights Agreement, without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or Affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise.

(j) Additional Securities; Variable Securities. Except as contemplated by the Transaction Documents, so long as any Buyer beneficially owns any Securities, the Company will not issue any Preferred Shares or Notes other than to the Buyers as contemplated hereby. Except as contemplated by the Transaction Documents, until the second anniversary of the date of the Initial Closing, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Certificate of Designations) with respect to the Common Stock into which any Preferred Shares are convertible or the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable.

(k) Stockholders Offering.

(i) Provided that (x) the Company has obtained Stockholder Approval, (y) one or more Approved Investments have been consummated and (z) not less than $100,000,000 principal amount of Notes have been issued to the Buyers, the Company shall have the right, but not the obligation, to complete one or more offerings (each, a “Stockholders Offering”) of (x) senior secured notes on terms substantially identical in all respects to the terms of the Notes, except for such changes to the terms as are agreed upon between the Company and the Designee, in an aggregate principal amount not to exceed $100,000,000 (collectively, the “Stockholders Notes”) and warrants to purchase up to 27,397,261 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Common Stock occurring after the date hereof), on terms substantially identical in all respects to the terms of the Series B Warrants (including, without limitation, a Maximum Percentage (as defined in the Series B Warrants) not to exceed 4.89%), except for such terms agreed upon by the Company and the Designee (collectively, the “Stockholders Warrants” and together with the Stockholders Notes, the “Stockholders Securities”), to the Eligible Stockholders (as defined below). To be eligible to participate in a Stockholders Offering, a stockholder must be a holder of Common Stock as of the record date for the applicable Stockholders Offering, which shall be determined by the

Board and approved by the Designee (the “Record Date”) (collectively, the “Eligible Stockholders”). The purchase price of (x) the Stockholders Notes to be issued in a Stockholders Offering shall be equal to the principal amount of such Stockholders Notes, and (y) the Stockholders Warrants to be issued in a Stockholders Offerings shall be $0.046 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Common Stock occurring after the date hereof) per Stockholders Warrant. The Stockholders Notes and Stockholders Warrants shall only be offered in a Stockholders Offering together. The amount of Stockholders Warrants to be offered and sold to each Participating Stockholders (as defined below) in a Stockholders Offering shall equal the quotient obtained by dividing the principal amount of the Stockholder Notes offered and issued, by the Other Exercise Price (as defined in the Series B Warrants). For the sake of clarity, nothing in this Section 4(k) shall in any way require the Company to issue any Stockholders Securities; provided, that if the Company elects to issue Stockholders Securities, it shall be required to follow the provisions set forth in this Section 4(k).

(ii) If the Company undertakes a Stockholders Offering, all Eligible Stockholders (including the Buyers) may elect to participate therein (the Eligible Stockholders who elect to participate, the “Participating Stockholders”) so long as the Participating Stockholders are eligible to participate in the Stockholders Offering in accordance with the rules and regulations of the SEC generally applicable to offers and sales of securities in this manner and of this type. Notwithstanding the foregoing, (x) the Participating Stockholders must be eligible to receive the Stockholders Securities without jeopardizing the exemption from the registration requirement of the 1933 Act relied upon by the Company to issue any Securities pursuant to the Transaction Documents and without imposing any stockholder approval requirement (other than the Stockholder Approval with respect to the Securities) pursuant to the rules and regulations of the Principal Market or other then applicable Eligible Market and (y) any agreement entered into by the Company and the Participating Stockholders in connection with the issuance of any Stockholders Securities to such Participating Stockholders as contemplated by this Section 4(k) shall not have the effect of impairing the rights granted to the Buyers in this Agreement or any of the other Transaction Documents or otherwise conflicts with the provisions hereof or thereof; provided, that the Stockholders Notes shall be secured on a pari passu to the Notes and the issuance of the Stockholders Notes as additional Indebtedness of the Company and the grant of a pari passu security interest in the Stockholders Notes shall not be deemed to impair the rights granted to the Buyers pursuant to this Agreement. To the extent required, the Company and the Collateral Agent will enter into an intercreditor agreement relating to the Notes and the Stockholders Notes reasonably acceptable to the Designee.

(iii) The Company shall allocate purchase rights for the Participating Stockholders on a pro rata basis, which allocation shall be determined in accordance with the Participating Stockholder’s percentage ownership in the Company as of the Record Date. Each Participating Stockholder who exercises all of its rights pursuant to the immediately preceding sentence will be entitled, on a pro rata basis, to subscribe for additional Stockholders Securities to the extent that other Participating Stockholders do not exercise all of their respective rights pursuant to the immediately preceding sentence in full, but only up to fifty percent (50%) of the number of Stockholders Securities purchased by such Participating Stockholder pursuant to the immediately preceding sentence. For the avoidance of doubt, a new Record Date may be (but is not required to be) established for each Stockholders Offering.

(iv) For the avoidance of doubt, (x) an Approved Investment solely requires the written approval from the Company and the Designee, but not from any Participating Stockholder in such capacity and (y) any Stockholders Securities offered in the Stockholders Offering and not purchased by the Participating Stockholders pursuant to the terms set forth in this Section 4(k) shall not be offered again by the Company to any Person.

(v) For the sake of clarity, nothing in this Section 4(k) shall restrict or limit the Company’s ability to raise additional funds through the issuance of equity or debt securities other than Stockholders Securities.

(l) Intentionally Omitted.

(m) Intentionally Omitted.

(n) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, including, without limitation, FCPA and other applicable Anti-Bribery Laws, OFAC regulations and other applicable Sanctions Laws, and Anti-Money Laundering Laws.

(i) Neither the Company, nor any of its Subsidiaries or Affiliates, directors, officers, employees, representatives or agents shall:

(a) conduct any business or engage in any transaction or dealing with or for the benefit of any Blocked Person, including the making or receiving of any contribution of funds, goods or services to, from or for the benefit of any Blocked Person;

(b) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to the applicable Sanctions Laws;

(c) use any of the proceeds of the transactions contemplated by this Agreement to finance, promote or otherwise support in any manner any illegal activity, including, without limitation, any Anti-Money Laundering Laws, Sanctions Laws, or Anti-Bribery Laws; or

(d) violate, attempt to violate, or engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, any of the Anti-Money Laundering Laws, Sanctions Laws, or Anti-Bribery Laws.

(ii) The Company shall maintain in effect and enforce policies and procedures designed to ensure compliance by the Company and its Subsidiaries and their directors, officers, employees, agents representatives and Affiliates with the Sanctions Laws and Anti-Bribery Laws.

(iii) The Company will promptly notify the Buyers in writing if any of the Company, or any of its Subsidiaries or Affiliates, directors, officers, employees, representatives or agents, shall become a Blocked Person, or become directly or indirectly owned or controlled by a Blocked Person.

(iv) The Company shall provide such information and documentation as the Buyers or any of their Affiliates may require to satisfy compliance with the Anti-Money Laundering Laws, Sanctions Laws, or Anti-Bribery Laws.

(v) The covenants set forth above shall be ongoing. The Company shall promptly notify the Buyers in writing should it become aware (a) of any changes to these covenants, or (b) if it cannot comply with the covenants set forth herein. The Company shall also promptly notify the Buyers in writing should they become aware of an investigation, litigation or regulatory action relating to an alleged or potential violation of the Anti-Money Laundering Laws, Sanctions Laws, and Anti-Bribery Laws.

(o) Additional Issuances of Securities.

(i) For purposes of this Section 4(o), the following definitions shall apply.

(1) “Approved Stock Plan” means any employee benefit plan which has been approved by the Board, pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company.

(2) “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(3) “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

(4) “Excluded Securities” means any shares of Common Stock issued or issuable: (A) under any Approved Stock Plan; (B) pursuant to the terms of the Certificate of Designations or upon the exercise of the Warrants; provided that the terms of Warrants or the Certificate of Designations, as applicable, are not amended, modified or changed on or after the date hereof to increase the number of shares issued or issuable pursuant to such securities (other than in connection with stock splits or combinations) or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities; and (C) upon conversion, exercise or exchange of any Options or Convertible Securities which are outstanding on the day immediately preceding the date hereof, provided that the terms of such Options or Convertible Securities, as applicable, are not amended, modified or changed on or after the date hereof to increase the number of shares issued or issuable pursuant to such securities (other than in connection with stock splits or combinations) or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities.

(5) “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(ii) Intentionally Omitted.

(iii) From the date hereof until the Buyers no longer hold any Preferred Shares or Notes, the Company shall not, (other than the issuance and sale of the Stockholders Securities to the Participating Stockholders pursuant to Section 4(k)) (i) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”) unless the Company shall have first complied with this Section 4(o)(iii). Each Buyer may assign all or any portion of its right of participation set forth in this Section 4(o) to one or more of its Affiliates in accordance with Section 9(g). For the avoidance of doubt, this Section 4(o) shall terminate upon the date that none of the Preferred Shares and Notes remain outstanding.

(1) The Company shall deliver to each Buyer a written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers (or at such Buyer’s discretion, any of such Buyer’s Affiliates) at least fifty percent (50%) of the Offered Securities multiplied by a fraction, the numerator of which is the sum of the Redemption Amount (as defined in the Notes) of the Notes and the Conversion Amount (as defined in the Certificate of Designations) of the Preferred Shares outstanding as of the applicable date requiring determination and the denominator of which is the sum of the Redemption Amounts of all Notes and the Conversion Amounts of all Preferred Shares issued by the Company on or prior to the applicable date requiring determination, allocated among the Buyers (or their Affiliates at such Buyer’s sole discretion), allocated among such Buyers (a) based on such Buyer’s pro rata portion of the aggregate principal amount of Notes purchased hereunder (the “Basic Amount”), and (b) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the “Undersubscription Amount”), which process shall be repeated until the Buyers shall have an opportunity to subscribe for any remaining Undersubscription Amount.

(2) To accept an Offer, in whole or in part, such Buyer (or its Affiliates) must deliver a written notice to the Company prior to the end of the tenth (10th) Business Day after such Buyer’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Buyer’s Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of

Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary. Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Buyers a new Offer Notice and the Offer Period shall expire on the tenth (10th) Business Day after such Buyer’s receipt of such new Offer Notice.

(3) The Company shall have ten (10) Business Days from the expiration of the Offer Period above to (i) offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers (the “Refused Securities”) pursuant to a definitive agreement (the “Subsequent Placement Agreement”) but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (ii) publicly announce (a) the execution of such Subsequent Placement Agreement, and (b) (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto or (z) confirm in writing to the Buyers that the transaction with respect to the Subsequent Placement has been abandoned and that the Buyers are not be in possession of material, nonpublic information.

(4) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(o)(iii)(3) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(o)(iii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to Section 4(o)(iii)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(o)(iii)(1) above.

(5) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(o)(iii)(3) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Buyers and their respective counsel.

(6) Intentionally omitted.

(7) The Company and the Buyers agree that if any Buyer elects to participate in the Offer, the Buyers shall be entitled to the same registration rights provided to other investors in such Subsequent Placement.

(8) Notwithstanding anything to the contrary in this Section 4(o) and unless otherwise agreed to by the Buyers, (i) the Company may determine to abandon a transaction with respect to the Subsequent Placement, including the Subsequent Placement, and (ii) the Company shall either confirm in writing to the Buyers that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Buyers will not be in possession of material, nonpublic information, by the twentieth (20th) Business Day following delivery of the Offer Notice. If by the twentieth (20th) Business Day following delivery of the Offer Notice no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Buyers, such transaction shall be deemed to have been abandoned and the Buyers shall not be deemed to be in possession of any material, nonpublic information with respect to the Company. Should the Company again decide to pursue such transaction with respect to the Offered Securities, the Company shall provide each Buyer with another Offer Notice and each Buyer will again have the right of participation set forth in this Section 4(o)(iii). The Company shall not be permitted to deliver more than one such Offer Notice to the Buyers in any 30 day period.

(iv) Notwithstanding anything to the contrary, the restrictions contained in subsection (iii) of this Section 4(o) shall not apply in connection with the issuance of any Excluded Securities.

(p) Intentionally Omitted.

(q) Stockholder Approval. By no later than sixty (60) calendar days after the Initial Closing Date, the Company shall file with the SEC a definitive proxy statement, in the form which has been previously reviewed by the Buyers and Schulte Roth & Zabel LLP, at the expense of the Company, for a special meeting of holders of Common Stock (the “Stockholder Meeting”), soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions providing for: (i) the Company’s issuance of all of the

Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market without giving effect to any limitation on conversions of the Preferred Shares or exercises of the Warrants, including the Exchange Cap (as defined in each of the Certificate of Designations and the Series A Warrants) and (ii) an amendment to the Certificate of Incorporation to increase the number of the authorized shares of Common Stock by not less than 200,000,000 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Common Stock occurring after the date hereof) (such affirmative approvals being referred to herein collectively as the “Stockholder Approval”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such resolutions in connection with the Stockholder Approval, including, without limitation, by (x) causing the Board to unanimously recommend to the stockholders of the Company that they approve such resolutions, (y) using reasonable best efforts to cause its officers and directors who hold shares of Common Stock to be present at the Stockholder Meeting for quorum purposes (including by proxy) and (z) using reasonable best efforts to cause such officers and directors to vote their respective shares of Common Stock in accordance with the Board’s recommendation. The Stockholder Meeting shall be promptly called and held not later than ninety (90) calendar days after the Initial Closing Date (the “Stockholder Meeting Deadline”). The Company shall be obligated to use its reasonable best efforts to obtain the Stockholder Approval by the Stockholder Meeting Deadline.

(r) FAST Compliance. While any Securities are outstanding, the Company shall maintain a transfer agent that participates in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program.

(s) Notice of Disqualification Events. The Company shall notify the Buyers in writing, prior to any Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(t) Collateral Agent.

(i) Each Buyer hereby (a) appoints Starboard Value Intermediate Fund LP as the collateral agent hereunder and under the Security Documents (in such capacity, the “Collateral Agent”), and (b) authorizes the Collateral Agent (and its officers, directors, employees and agents) to take such action on such Buyer’s behalf in accordance with the terms hereof and thereof. The Collateral Agent shall not have, by reason hereof or pursuant to any Security Documents, a fiduciary relationship in respect of any Buyer. Neither the Collateral Agent nor any of its officers, directors, employees and agents shall have any liability to any Buyer for any action taken or omitted to be taken in connection hereof or the Security Documents except to the extent caused by its own gross negligence or willful misconduct, and each Buyer agrees to defend, protect, indemnify and hold harmless the Collateral Agent and all of its officers, directors, employees and agents (collectively, the “Collateral Agent Indemnitees”) from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Collateral Agent Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Collateral Agent Indemnitee of the duties and obligations of Collateral Agent pursuant hereto or any of the Security Documents.

(ii) The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

(iii) The Collateral Agent may resign from the performance of all its functions and duties hereunder and under the Notes and the Security Documents at any time by giving at least ten (10) Business Days prior written notice to the Company and each holder of Notes. Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment as provided below. Upon any such notice of resignation, the holders of a majority of the outstanding principal amount of Notes shall appoint a successor Collateral Agent. Upon the acceptance of the appointment as Collateral Agent, such successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement, the Notes and the Security Agreement. After any Collateral Agent’s resignation hereunder, the provisions of this Section 4(t) shall inure to its benefit. If a successor Collateral Agent shall not have been so appointed within said ten (10) Business Day period, the retiring Collateral Agent shall then appoint a successor Collateral Agent who shall serve until such time, if any, as the holders of a majority of the outstanding principal amount of Notes appoints a successor Collateral Agent as provided above.

(iv) The Company hereby covenants and agrees to take all actions as promptly as practicable reasonably requested by either the holders of a majority of the outstanding principal amount of Notes or the Collateral Agent (or its successor), from time to time pursuant to the terms of this Section 4(t), to secure a successor Collateral Agent satisfactory to such requesting part(y)(ies), in their sole discretion, including, without limitation, by paying all fees of such successor Collateral Agent, by having the Company agree to indemnify any successor Collateral Agent and by each of the Company executing a collateral agency agreement or similar agreement and/or any amendment to the Security Documents reasonably requested or required by the successor Collateral Agent.

(u) Escrow Account.

(i) General. The Company shall establish and maintain an interest-bearing deposit account for the Buyers (the “Escrow Account”) at Citibank, N.A. (or such other bank as mutually agreed to in writing by the Company and the Designee, the “Escrow Agent”), in accordance with that certain escrow agreement by and among the Designee, the Company and the Escrow Agent, in the form attached hereto as Exhibit I (the “Escrow Agreement”). The Company hereby represents that it has no, and hereby covenants and agrees that from and after the date hereof it shall not have any, legal, equitable or contractual rights to any portion of the Escrowed Amount (as defined below) other than those contractual rights specifically set forth in this Section 4(u) and in the Escrow Agreement.

(ii) Definitions. For purposes of this Section 4(u), the following definitions shall apply:

(1) “Control Account Release Amount” means, with respect to any given Escrow Account Release Event, such amount of cash as specified in the applicable clause of the definition of “Escrow Account Release Event”.

(2) “Escrow Account Release Event” means, as applicable:

(a) with respect to any Escrowed Amount then remaining in the Escrow Account, the consummation of an Approved Investment;

(b) with respect to any Escrowed Amount designated to be converted in such Buyer’s Conversion Notice (as defined in the Certificate of Designations), the Company’s receipt of both (A) such Conversion Notice hereunder executed by such Buyer in which all, or any part, of the Principal to be converted includes any Escrowed Amount and (B) written confirmation by such Buyer that the Conversion Shares issued pursuant to such Conversion Notice have been properly delivered in accordance with Section 5(c) of the Certificate of Designations (in each case, as adjusted, if applicable, to reflect the withdrawal of any Conversion Notice, in whole or in part, by such Holder, pursuant to the terms of the Certificate of Designations); and

(c) with respect to any cash amount elected by such Buyer, the Company’s receipt of a written notice by the Holder electing to effect a voluntary release of cash with respect to any Escrowed Amount to the Company.

(3) “Escrowed Amount” means, as of any given date, the cash amounts held in the Escrow Account.

(iii) Escrow Account Release. Upon the occurrence of any Escrow Account Release Event, each Buyer shall, as soon as commercially practicable, but in no event later than two (2) Trading Days thereafter, deliver to the Escrow Agent a written notice (with a copy to the Company) to release the applicable Escrow Account Release Amount from the Escrow Account and instruct the Escrow Agent to deposit such Escrow Account Release Amount into the bank account of the Company specified in the Escrow Agreement (each, an “Escrow Account Release”).

(iv) Cash Payment Obligations. Notwithstanding anything herein to the contrary, any redemption or other cash payment obligation of the Company that has then become due under the Certificate of Designations (each, a “Cash Payment Obligation”) due to such Buyer, may be satisfied from the cash deposited in the Escrow Account, to the extent there is cash available in the Escrow Account. The Company shall pay to such Buyer any Cash Payment Obligation that cannot be satisfied from the cash deposited in the Escrow Account in accordance with the applicable provisions of the applicable Transaction Document giving rise to such Cash Payment Obligation. The Company hereby irrevocably consents to such Buyers’ delivery of an instruction letter to the Escrow Agent to release to such Buyer cash deposited in the Escrow Account, in each case, in an amount not to exceed any Cash Payment Obligation. For the avoidance of doubt, in no event shall the available Escrowed Amount in the Escrow Account limit the Company’s Cash Payment Obligation to any Buyer.

(v) Breach of Escrow Agreement. If the Escrow Agent breaches any covenant or other term or condition of such the Escrow Agreement or otherwise fails to promptly comply with the instructions of a Buyer in connection with the cash deposited by such Buyer in the Escrow Account, such Buyer may, at its option, withdraw such cash from the Escrow Account and hold such cash until such time as (x) the Company and such Buyer have agreed upon a replacement of the Escrow Agent and (y) an escrow agreement similar in form and substance to the Escrow Agreement that is acceptable to such Buyer shall have been duly executed and delivered by the Company, the Designee and the replacement of the Escrow Agent and a new escrow account shall have been opened. Notwithstanding anything herein to the contrary, if the Company or any of its Subsidiaries receives any of the cash deposited in an Escrow Account in breach of any Escrow Agreement (or receives notice from any Buyer that an amount was wired to the Company from the Escrow Account without the proper authorization of any Buyer), the Company shall promptly cause such amounts to be returned to the Escrow Account.

(vi) Transfers. In the event a Buyer transfers all or any portion of its Preferred Shares, upon such Buyer’s request, the Company shall be required to cooperate with such Buyer and such transferee of such Preferred Shares to set up an escrow account for the benefit of such transferee substantially similar to the form and substance of the Escrow Account and transfer the portion of the Escrow Amount deposited in the Escrow Account equal to the Stated Value (as defined in the Certificate of Designations) of the Preferred Shares being transferred. In the event a Buyer does not elect to request an additional escrow account, such transferee of such Preferred Shares will have the right of the portion of the Escrowed Amount equal to the Stated Value of the Preferred Shares being transferred. The provisions of this Section 4(u) shall apply to such transferee and the Initial Purchase Price so transferred, as if such transferee was a “Buyer” hereunder and had purchased the Preferred Shares being transferred pursuant to this Agreement on the Initial Closing Date and such new escrow account shall function with respect to such transferee as the Escrow Account functions with respect to the Buyers hereunder. The provisions of this Section 4(u)(vi) shall apply to successive transfers of the Preferred Shares.

(v) No Conflict. The Company shall not, and shall cause the Guarantors not to, amend the Certificate of Incorporation, the Bylaws or any similar organizational documents of any Guarantor or amend or enter into any agreement or take any other action that could reasonably be expected to cause the performance of the Transaction Documents by the Company or any Guarantor (including, without limitation, the issuance of the Preferred Shares, the Notes, the Guarantees and the Warrants and reservation for issuance and issuance of the Conversion Shares and the Warrant Shares as contemplated by such Transaction Documents, including, without limitation, the form of Notes and form of Series B Warrants attached hereto even if no Notes or Series B Warrants have been issued as of the applicable date of determination) to (i) result in a violation of the Certificate of Incorporation or Bylaws, any memorandum of association, certificate of incorporation, certificate of formation, bylaws, any certificate of designations or other constituent documents of the Company or any of the Guarantors or any amendment thereto, any capital stock of the Company or any of the Guarantors or the articles of association or bylaws of the Company or any of the Guarantors or any amendment thereto or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of the Guarantors is, or shall become, a party, or (iii) to cause the Company and/or the Guarantors to be in breach of Section 10(a) or Section 10(d) of the form of Notes immediately prior to the issuance of any Notes pursuant to the terms hereof. In the event the Company does not receive the Stockholder Approval by the Stockholder Meeting Deadline, and the Company is otherwise in material compliance with the terms and conditions of Section 4(q) hereto, this Section 4(v) shall terminate and be of no further effect.

(w) Closing Documents. On or prior to seven (7) calendar days after each Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer and Schulte Roth & Zabel LLP a complete closing set of the executed Transaction Documents, Securities and any other documents required to be delivered to any party pursuant to Section 7 hereof or otherwise.

(x) Legends. Until such time as the resale of the Securities have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the certificates or other instruments or book-entry accounts representing the Preferred Shares, the Notes and the Warrants and the stock certificates or any global certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A FORM REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS ELIGIBLE TO BE SOLD OR SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue to the holder of such Securities by electronic delivery at (x) if eligible and requested by the holder, the applicable balance account at DTC, and (y) on the books of the Company or its transfer agent, if in the case of each of (x) and (y) (i) such Securities are registered for resale under the 1933 Act, or (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) the Securities are, or can be, sold, assigned or transferred pursuant to Rule 144 or Rule 144A. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

(y) Transfer Taxes. The Company shall pay any and all documentary, stamp and similar issue or transfer tax due on the issue of the Securities. However, in the case of conversion of the Preferred Shares or the exercise of the Warrants, the Company shall not be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue and delivery of Conversion Shares or the Warrant Shares or Securities to a beneficial owner other than the beneficial owner of the Preferred Shares or Warrants immediately prior to such conversion, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

(z) Investment Company Status. For so long any Buyer holds any Securities (the “Applicable Period”), including giving effect to the exception set forth in Rule 3a-2 under the 1940 Act, the Company shall operate at all times in a manner so as not to be deemed an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” in each case as such terms are defined in the 1940 Act. To the extent the Company relies upon the exception set forth in Rule 3a-2 under the 1940 Act during the Applicable Period, the Company shall, prior to the expiration of the one-year reliance period specified therein, use its best efforts to cause the Company to either fall outside the definition of “investment company” set forth in Section 3(a)(1) under the 1940 Act, or qualify for another applicable exception therefrom under the 1940 Act.

(aa) No Integrated Offering. None of the Company, its Subsidiaries, their Affiliates or any Person acting on their behalf will take any action or steps referred to in Section 3(i) that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

5. REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Preferred Shares, the Notes and the Warrants in which the Company shall record the name and address of the Person in whose name the Preferred Shares, the Notes and the Warrants have been issued (including the name and address of each transferee), the Stated Value of the Preferred Shares, the principal amount of Notes held by such Person, the number of Conversion Shares issuable pursuant to the terms of the Preferred Shares and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, in the form of Exhibit J attached hereto (the “Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares issued upon conversion of the Preferred Shares or upon exercise of the Warrants in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preferred Shares or upon exercise of the Warrants. The Company warrants that no instruction other than the Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(f) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves the Conversion Shares or the Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

(a) Initial Closing. The obligation of the Company hereunder to issue and sell the Preferred Shares and the Series A Warrants to each Buyer at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Such Buyer shall have delivered to the Escrow Account, its Initial Purchase Price (less the amounts withheld pursuant to Section 4(g)) for the Preferred Shares and the Series A Warrants being purchased by such Buyer at the Initial Closing by wire transfer of immediately available funds pursuant to the wire instructions set forth in the Escrow Agreement, and the Escrow Agent shall have received the aggregate Initial Purchase Price (less the amounts withheld pursuant to Section 4(g)).

(iii) The representations and warranties of such Buyer shall be true and correct in all material respects (except for such representations qualified by materiality or Buyer Material Adverse Effect, which are true and correct in all respects) as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Initial Closing Date.

(b) Series B Warrant Closing. The obligation of the Company hereunder to issue and sell the Series B Warrants to each Buyer at the Series B Warrant Closing is subject to the satisfaction, at or before the Series B Warrant Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) The Company shall have received the Stockholder Approval.

(iii) Such Buyer shall have delivered to the Company its applicable Series B Warrant Purchase Price (less the amounts withheld pursuant to Section 4(g)) for the Series B Warrants being purchased by such Buyer at the Series B Warrant Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company, and the Company shall have received the aggregate Series B Warrant Purchase Price (less the amounts withheld pursuant to Section 4(g)).

(iv) The representations and warranties of such Buyer shall be true and correct in all material respects (except for such representations qualified by materiality or Buyer Material Adverse Effect, which are true and correct in all respects) as of the date when made and as of the Series B Warrant Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Series B Warrant Closing Date.

(c) Additional Closing. The obligation of the Company hereunder to issue and sell the Notes to any Buyer at any Additional Closing is subject to the satisfaction, at or before such Additional Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each such Buyer with prior written notice thereof:

(i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) The Company shall have received the Stockholder Approval.

(iii) Such Buyer shall have delivered to the Company its applicable Additional Purchase Price (less the amounts withheld pursuant to Section 4(g)) for the Notes being purchased by such Buyer at the applicable Additional Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company, and the Company shall have received the aggregate Additional Purchase Price (less the amounts withheld pursuant to Section 4(g)).

(iv) The representations and warranties of such Buyer shall be true and correct in all material respects (except for such representations qualified by materiality or Buyer Material Adverse Effect, which are true and correct in all respects) as of the date when made and as of the applicable Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the applicable Additional Closing Date.

(v) The Company shall consummate the Approved Investment giving rise to the applicable Additional Closing.

7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

(a) Initial Closing. The obligation of each Buyer hereunder to purchase the Preferred Shares and the Series A Warrants at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company and each of the Guarantors shall have duly executed and delivered to such Buyer each of the following documents to which it is a party: (A) each of the Transaction Documents, (B) such number of applicable Preferred Shares being purchased by such Buyer at the Initial Closing pursuant to this Agreement as set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers and delivered to such Buyer a copy from the Company’s books and records evidencing such issuance in book-entry form and (C) the related Series A Warrants being purchased by such Buyer at the Initial Closing pursuant to this Agreement as set forth opposite such Buyer’s name in column (4) of the Schedule of Buyers.

(ii) Such Buyer shall have received the opinions of Dechert LLP and Stradling Yocca Carlson & Rauth, the Company’s outside counsels, dated as of the Initial Closing Date, in the form of Exhibit G-1 and Exhibit G-2 attached hereto.

(iii) The Company shall have delivered to such Buyer a copy of the Transfer Agent Instructions, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(iv) The Company shall have delivered to such Buyer certificates evidencing the formation and good standing of the Company and each of the Guarantors in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) calendar days of the Initial Closing Date.

(v) The Company shall have delivered to such Buyer a certificate evidencing the Company’s and each of the Guarantors’ qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company and the Guarantors conduct business, as of a date within ten (10) calendar days of the Initial Closing Date.

(vi) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation of the Company and each of the Guarantors as certified by the Secretary of State (or comparable office) of the jurisdiction of formation of the Company and each of its Subsidiaries within ten (10) calendar days of the Initial Closing Date.

(vii) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Initial Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s and each of the Guarantors’ Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation of the Company and each of the Guarantors and (iii) the Bylaws of the Company and each of the Guarantors, each as in effect at the Initial Closing, in the form attached hereto as Exhibit K.

(viii) The representations and warranties of the Company shall be true and correct in all material respects (except for such representations qualified by materiality or Material Adverse Effect, which are true and correct in all respects) as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company or the Guarantors at or prior to the Initial Closing Date. Such Buyer shall have received a certificate, executed by the Chief Intellectual Property Officer of the Company, dated as of the Initial Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit L.

(ix) The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five (5) calendar days of the Initial Closing Date.

(x) The Escrow Agreement shall have been executed and delivered to such Buyer by the other parties thereto and the Escrow Account shall have been established with the Escrow Agent.

(xi) The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Initial Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Initial Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(xii) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(xiii) The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended.

(xiv) The Company and the Subsidiaries shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

(b) Series B Warrant Closing. The obligation of each Buyer hereunder to purchase the Series B Warrants at the Series B Warrant Closing is subject to the satisfaction, at or before the Series B Warrant Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company and each of the Guarantors shall have duly executed and delivered to such Buyer each of the following documents to which it is a party: (A) each of the Transaction Documents and (B) the Series B Warrants (allocated in such amounts as designated by the Designee), being purchased by such Buyer at the Series B Warrant Closing pursuant to this Agreement.

(ii) Such Buyer shall have received the opinion of (x) Dechert LLP in a form reasonably acceptable to such Buyer and (y) Stradling Yocca Carlson & Rauth in the form of Exhibit G-3 attached hereto, each the Company’s outside counsels, or such other counsels reasonably acceptable to the Designee, dated as of the Series B Warrant Closing Date.

(iii) The Company shall have delivered to such Buyer a copy of the Transfer Agent Instructions, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(iv) The Company shall have delivered to such Buyer certificates evidencing the formation and good standing of the Company and each of the Guarantors in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) calendar days prior to the Series B Warrant Closing Date.

(v) The Company shall have delivered to such Buyer a certificate evidencing the Company’s and each of the Guarantors’ qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company and the Guarantors conduct business, as of a date within ten (10) calendar days prior to the Series B Warrant Closing Date.

(vi) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation of the Company and each of the Guarantors as certified by the Secretary of State (or comparable office) of the jurisdiction of formation of the Company and each of its Subsidiaries within ten (10) calendar days prior to the Series B Warrant Closing Date.

(vii) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Series B Warrant Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s and each of the Guarantors’ Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation of the Company and each of the Guarantors and (iii) the Bylaws of the Company and each of the Guarantors, each as in effect at the Series B Warrant Closing, in the form attached hereto as Exhibit K.

(viii) The representations and warranties of the Company shall be true and correct in all material respects (except for such representations qualified by materiality or Material Adverse Effect, which are true and correct in all respects) as of the date when made and as of the Series B Warrant Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company or the Guarantors at or prior to the Series B Warrant Closing Date. Such Buyer shall have received a certificate, executed by the Chief Intellectual Property Officer of the Company, dated as of the Series B Warrant Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit L.

(ix) The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five (5) calendar days prior to the Series B Warrant Closing Date.

(x) The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Series B Warrant Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Series B Warrant Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(xi) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(xii) The Initial Closing shall have been completed.

(xiii) The Stockholder Approval shall have been obtained.

(xiv) The Company shall have delivered to such Buyer the Company’s wire instructions on Company’s letterhead duly executed by an authorized executive officer of the Company for the payment of the Series B Warrant Purchase Price.

(xv) The Company and the Subsidiaries shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

(c) Additional Closing. The obligation of each Buyer hereunder to purchase Notes at any Additional Closing is subject to the satisfaction, at or before such Additional Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company and each of the Guarantors shall have duly executed and delivered to such Buyer each of the following documents to which it is a party: (A) each of the Transaction Documents and (B) the Notes (allocated in such principal amounts as such Buyer shall request), being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii) Such Buyer shall have received the opinion of (x) Dechert LLP in a form reasonably acceptable to such Buyer and (y) Stradling Yocca Carlson & Rauth in the form of Exhibit G-4 attached hereto, each the Company’s outside counsels, or such other counsels reasonably acceptable to the Designee, dated as of the applicable Additional Closing Date.

(iii) The Company shall have delivered to such Buyer a copy of the Transfer Agent Instructions, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(iv) The Company shall have delivered to such Buyer certificates evidencing the formation and good standing of the Company and each of the Guarantors in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) calendar days prior to the applicable Additional Closing Date.

(v) The Company shall have delivered to such Buyer a certificate evidencing the Company’s and each of the Guarantors’ qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company and the Guarantors conduct business, as of a date within ten (10) calendar days prior to the applicable Additional Closing Date.

(vi) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation of the Company and each of the Guarantors as certified by the Secretary of State (or comparable office) of the jurisdiction of formation of the Company and each of its Subsidiaries within ten (10) calendar days prior to the applicable Additional Closing Date.

(vii) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the applicable Additional Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s and each of the Guarantors’ Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation of the Company and each of the Guarantors and (iii) the Bylaws of the Company and each of the Guarantors, each as in effect at the applicable Additional Closing, in the form attached hereto as Exhibit K.

(viii) The representations and warranties of the Company shall be true and correct in all material respects (except for such representations qualified by materiality or Material Adverse Effect, which are true and correct in all respects) as of the date when made and as of the applicable Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company or the Guarantors at or prior to the applicable Additional Closing Date. Such Buyer shall have received a certificate, executed by the Chief Intellectual Property Officer of the Company, dated as of the applicable Additional Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit L.

(ix) The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five (5) calendar days prior to the applicable Additional Closing Date.

(x) The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the applicable Additional Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the applicable Additional Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(xi) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(xii) The Initial Closing shall have been completed.

(xiii) The Stockholder Approval shall have been obtained.

(xiv) The Company shall have delivered to such Buyer the Company’s wire instructions on Company’s letterhead duly executed by an authorized executive officer of the Company for the payment of the applicable Additional Purchase Price.

(xv) The Collateral Agent shall have received an account control agreement, in form and substance satisfactory to the Collateral Agent, duly executed by the Company and/or Guarantor, as applicable, and such bank or financial institution (as applicable), or enter into other arrangements, as required under Section 5(i) of the Security Agreement, in form and substance satisfactory to the Collateral Agent, in each case, subject to the terms of the Security Agreement.

(xvi) The Collateral Agent shall have received (A) evidence satisfactory to the Collateral Agent of form UCC-1 financing statements for each appropriate jurisdiction as necessary pursuant to the terms of the Security Agreement and (B) the results of customary searches (including comparable searches in any jurisdiction outside the United States) for UCC financing statements, tax liens and judgment liens filed against the Company (solely for the initial issuance of the Notes) or any of the Guarantors or any property of the foregoing, which results shall not show any such liens (other than Permitted Liens acceptable to the Collateral Agent and Intellectual Property Rights that occur in the ordinary course of the Company’s and Guarantors’ business as a purchaser, seller and enforcer of Intellectual Property Rights ).

(xvii) The Collateral Agent shall have received the Security Agreement, duly executed by the Company and each of the Guarantors, together with (A) stock certificates and promissory notes required to be pledged pursuant to the Security Agreement, accompanied by undated stock powers and allonges, respectively, in each case, subject to the terms of the Security Agreement, and (B) any copyright, patent and trademark agreements required by the terms of the Security Agreement.

(xviii) The Company shall have delivered to the Buyers a perfection certificate, duly completed and executed by the Company and each of its Subsidiaries (the “Perfection Certificate”).

(xix) The Company and the Subsidiaries shall have delivered to such Buyer and/or the Collateral Agent such other documents relating to the transactions contemplated by this Agreement as such Buyer, the Collateral Agent or their respective counsels may reasonably request.

8. TERMINATION. In the event that the Initial Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6(a) and 7(a) above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse each Buyer or its designee(s), as applicable, for the expenses described in Section 4(g) above. None of the parties may rely, as a basis for terminating this Agreement or not consummating the transactions contemplated hereby, on the failure of any condition set forth in Section 6 or 7, as the case may be, to be satisfied, if such failure was caused by such party’s failure to perform any of its obligations under this Agreement.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the aggregate number of Registrable Securities issued or issuable under the Certificate of Designations and the Warrants (without regard to any restriction or limitation on the exercise of the Warrants or conversion of the Preferred Shares contained therein) and shall include Starboard Value and Opportunity Master Fund Ltd. so long as Starboard Value and Opportunity Master Fund Ltd. or any of its Affiliates holds any Securities (the “Required Holders”); provided that the provisions of Section 4(t) cannot be amended without the additional prior written approval of the Collateral Agent or its successor. Any amendment or waiver effected in accordance with this Section 9(e) shall be binding upon each Buyer and holder of Securities and the Company. No such amendment shall be effective to the extent that it applies to less than all of the Buyers or holders of Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents, holders of the Preferred Shares, holders of the Notes or holders of the Warrants, as the case may be. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile or by electronic mail (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Acacia Research Corporation

4 Park Plaza, Suite 550

Irvine, California 92614

Attention:       Jennifer Graff, Corporate Secretary

E-mail: jgraff@acaciares.com

Telephone:     (949) 480-8300

Facsimile:      (949) 480-8301

with a copy (which shall not constitute notice) to:

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600

Newport Beach, CA 92660

Attention:       Mark Skaist

E-mail: MSkaist@SYCR.com

Telephone:     (949) 725-4117

Facsimile:      (949) 823-5117

If to the Designee:

777 Third Avenue, 18th Floor

New York, NY 10017

Attention:       Jeffrey C. Smith

Facsimile:       212-320-0296

Telephone:     212-845-7977

E-mail:           jsmith@starboardvalue.com

If to a Buyer, to its address, facsimile number and e-mail address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only when sending communications to the Designee and any of the Buyers) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Telephone:     (212) 756-2000

Facsimile:      (212) 593-5955

Attention:      Eleazer N. Klein, Esq.

E-mail:          eleazer.klein@srz.com

or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) calendar days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number or e-mail address or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares, the Notes or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders. The Designee and any Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights; provided, however, that such assignee delivers to the Company a duly executed Joinder Agreement in the form attached hereto as Exhibit M (each, a “Joinder Agreement”); provided, further, that the covenants set forth in Section 4(v) shall only apply for the benefit of the Buyers that are Affiliates of the original Designee named herein.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee shall have the right to enforce the obligations of the Company with respect to Section 9(k).

(i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive each Closing and the delivery and exercise or conversion of Securities, as applicable. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”), as incurred, from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. For the avoidance of doubt, the indemnification set forth in this Section 9(k) is intended to apply, and shall apply, to direct claims asserted by any Buyer against the Company as well as any third party claims asserted by an Indemnitee (other than a Buyer) against the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 7 of the Registration Rights Agreement.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

(q) Acknowledgement Regarding Buyers’ Trading Activity. Except as set forth in the Governance Agreement and in Article X of the Certificate of Incorporation, the Company acknowledges and agrees (i) that (a) none of the Buyers has been asked to agree, nor has any Buyer agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (b) any Buyer, and counter-parties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (c) each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction, (ii) that (x) one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares and/or the Warrant Shares are being determined or the conversion ratios or exchange ratios of the Preferred Shares and/or Warrants are being adjusted or recalculated and (y) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted and (iii) that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Certificate of Designations, the Notes, the Warrants or any of the documents executed in connection herewith.

[Signature Page Follows]

IN WITNESS WHEREOF, the Designee, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

ACACIA RESEARCH CORPORATION

By:	/s/ Clifford Press
Name: Clifford Press
Title: Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the Designee, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

DESIGNEE:

STARBOARD VALUE LP

By:	/s/ Jeffrey C. Smith
Name: Jeffrey C. Smith
Title: Authorized Signatory

Address and

Facsimile Number:

777 Third Avenue, 18th Floor

New York, NY 10017

Attention: Jeffrey C. Smith

Facsimile: 212-320-0296

Telephone: 212-845-7977

E-mail: jsmith@starboardvalue.com

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Attention: Eleazer Klein, Esq.

Facsimile: (212) 593-5955

Telephone: (212) 756-2376

E-mail: eleazer.klein@srz.com

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the Designee, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

STARBOARD VALUE AND OPPORTUNITY FUND LP

By: Starboard Value A LP, its general partner

By:	/s/ Jeffrey C. Smith
Name: Jeffrey C. Smith
Title: Authorized Signatory

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the Designee, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

STARBOARD INTERMEDIATE FUND LP

By: Starboard Value A LP, its general partner

By:	/s/ Jeffrey C. Smith
Name: Jeffrey C. Smith
Title: Authorized Signatory

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the Designee, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

STARBOARD VALUE AND OPPORTUNITY S LLC

By: Starboard Value LP, its manager

By:	/s/ Jeffrey C. Smith
Name: Jeffrey C. Smith
Title: Authorized Signatory

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the Designee, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

STARBOARD VALUE AND OPPORTUNITY C LP

By: Starboard Value R LP, its general partner

By:	/s/ Jeffrey C. Smith
Name: Jeffrey C. Smith
Title: Authorized Signatory

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the Designee, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

STARBOARD VALUE AND OPPORTUNITY MASTER FUND L LP

By: Starboard Value L LP, its general partner

By:	/s/ Jeffrey C. Smith
Name: Jeffrey C. Smith
Title: Authorized Signatory

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the Designee, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

STARBOARD VALUE LP, in its capacity as the investment manager of a certain managed account

By: Starboard Value GP LLC, its general partner

By:	/s/ Jeffrey C. Smith
Name: Jeffrey C. Smith
Title: Authorized Signatory

[Signature Page to Securities Purchase Agreement]

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)
Buyer	Buyer’s Address, Facsimile Number and Email	Number of Preferred Shares	Number of Series A Warrant Shares	Initial Purchase Price	Legal Representative’s Address Facsimile Number and Email

Starboard Value and Opportunity Fund LP	c/o Starboard Value LP 777 Third Avenue, 18th Floor New York, New York 10017 Attention: Jeffrey C. Smith Facsimile: 212-320-0296 Telephone: 212-845-7977 E-mail: jsmith@starboardvalue.com operations@starboardvalue.com	61,330	876,140	$6,132,980.00	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376 Email: eleazer.klein@srz.com

Starboard Intermediate Fund LP	c/o Starboard Value LP 777 Third Avenue, 18th Floor New York, New York 10017 Attention: Jeffrey C. Smith Facsimile: 212-320-0296 Telephone: 212-845-7977 E-mail: jsmith@starboardvalue.com operations@starboardvalue.com	154,620	2,208,860	$15,462,020.00	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376 Email: eleazer.klein@srz.com

Starboard Value and Opportunity S LLC	c/o Starboard Value LP 777 Third Avenue, 18th Floor New York, New York 10017 Attention: Jeffrey C. Smith Facsimile: 212-320-0296 Telephone: 212-845-7977 E-mail: jsmith@starboardvalue.com operations@starboardvalue.com	35,000	500,000	$3,500,000.00	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376 Email: eleazer.klein@srz.com

Starboard Value and Opportunity C LP	c/o Starboard Value LP 777 Third Avenue, 18th Floor New York, New York 10017 Attention: Jeffrey C. Smith Facsimile: 212-320-0296 Telephone: 212-845-7977 E-mail: jsmith@starboardvalue.com operations@starboardvalue.com	20,300	290,000	$2,030,000.00	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376 Email: eleazer.klein@srz.com

Starboard Value and Opportunity Master Fund L LP	c/o Starboard Value LP 777 Third Avenue, 18th Floor New York, New York 10017 Attention: Jeffrey C. Smith Facsimile: 212-320-0296 Telephone: 212-845-7977 E-mail: jsmith@starboardvalue.com operations@starboardvalue.com	19,250	275,000	$1,925,000.00	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376 Email: eleazer.klein@srz.com

Account Managed by Starboard Value LP	c/o Starboard Value LP 777 Third Avenue, 18th Floor New York, New York 10017 Attention: Jeffrey C. Smith Facsimile: 212-320-0296 Telephone: 212-845-7977 E-mail: jsmith@starboardvalue.com operations@starboardvalue.com	59,500	850,000	$5,950,000.00	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376 Email: eleazer.klein@srz.com

TOTAL		350,000	5,000,000	$35,000,000

EXHIBITS

Exhibit A	Form of Certificate of Designations
Exhibit B	Form of Notes
Exhibit C-1	Form of Series A Warrants
Exhibit C-2	Form of Series B Warrants
Exhibit D	Form of Registration Rights Agreement
Exhibit E	Form of Guarantee Agreement
Exhibit F	Form of Security Agreement
Exhibit G-1	Form of Opinion of Company Counsel, dated as of the Initial Closing Date
Exhibit G-2	Form of Opinion of Company Counsel, dated as of the Initial Closing Date
Exhibit G-3	Form of Opinion of Company Counsel, dated as of the Series B Warrant Closing Date
Exhibit G-4	Form of Opinion of Company Counsel, dated as of an Additional Closing Date
Exhibit H	Form of Governance Agreement
Exhibit I	Form of Escrow Agreement
Exhibit J	Form of Transfer Agent Instructions
Exhibit K	Form of Secretary’s Certificate
Exhibit L	Form of Officer’s Certificate
Exhibit M	Form of Joinder Agreement

SCHEDULES

Schedule 3(a)	Subsidiaries
Schedule 3(l)	SEC Documents
Schedule 3(m)	Absence of Certain Changes
Schedule 3(t)	Transactions with Affiliates
Schedule 3(u)	Equity Capitalization
Schedule 3(v)	Indebtedness and Other Contracts
Schedule 3(w)	Absence of Litigation
Schedule 3(bb)	Intellectual Property Rights
Schedule 3(ii)	Ranking of Notes